UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2015

Electro Rent Corporation
(Exact Name of Registrant as Specified in Charter)

California	0-9061	95-2412961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Sepulveda Boulevard, Van Nuys, CA	91411-2501
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 787-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in Electro Rent Corporation’s current report on Form 8-K that we filed with the Securities and Exchange Commission on July 21, 2015, Craig Jones, our Chief Financial Officer, retired effective on August 31, 2015. In connection with Mr. Jones retirement, we entered into a Separation Agreement and Release (the “Separation Agreement”) and an Independent Contractor Agreement (the “Consulting Agreement”) with Mr. Jones on August 31, 2015.
Pursuant to the Separation Agreement, we will pay Mr. Jones the separation benefits summarized in our July 21, 2015 current report on Form 8-K in exchange for a release of claims. The separation benefits include: a payment in the amount of Mr. Jones’ annual base salary of $251,835, which will be paid in one lump sum on the 60th day after Mr. Jones’ resignation is effective; a share of the fiscal 2016 bonus pool payable in a lump sum when we pay our other bonuses, which share will be calculated as (a) the total amount of the year’s executive bonus pool, times (b) the percentage of last year’s total executive bonus pool that Mr. Jones received, times (c) the percentage of fiscal 2016 that elapsed as of Mr. Jones’ termination on August 31, 2015; and reimbursement for COBRA coverage for COBRA payments made by Mr. Jones during the 12 month period after the termination of Mr. Jones’ employment. The Separation Agreement is subject to revocation by Mr. Jones through September 7, 2015, and the Separation Agreement will not become effective and enforceable until the revocation period expires.
Pursuant to the Consulting Agreement, Mr. Jones will assist in the transition of his duties and responsibilities as Chief Financial Officer, in exchange for which the Company will pay Mr. Jones $200 per hour for his services, not to exceed $1,600 per day.
As previously announced in our July 21, 2015 current report on Form 8-K, Allen Sciarillo assumed the roles of Acting Chief Financial Officer, principal accounting officer and principal financial officer effective on September 1, 2015.
The foregoing descriptions of the Separation Agreement and Consulting Agreement are summaries. Copies of the Separation Agreement and Consulting Agreement are filed as exhibits 10.1 and 10.2 to this current report on Form 8-K, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1 Separation Agreement and Release, dated August 31, 2015, by and between Electro Rent Corporation and Craig Jones
10.2 Independent Contractor Agreement, dated August 31, 2015, by and between Electro Rent Corporation and Craig Jones

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro Rent Corporation

Date: September 3, 2015	By:	/s/ Daniel Greenberg
Daniel Greenberg
Chief Executive Officer